Exhibit 3.3

CERTIFICATE OF FORMATION

OF

ALLIANCE GP, LLC

This Certificate of Formation, dated November 10, 2005, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is “Alliance GP, LLC”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

3. Effective Time. The effective time of the formation of the Company contemplated hereby is immediately upon the filing of this Certificate of Formation with Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

/s/ Thomas L. Pearson
Thomas L. Pearson Senior Vice President—Law and Administration, General Counsel and Secretary